UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2013

DIGITAL GENERATION, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35643	94-3140772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 West John Carpenter Freeway, Suite 700 Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 581-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Restricted Stock Unit Awards

On March 29, 2013, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Digital Generation, Inc. (the “Company”) approved the award of (a) 161,203 performance-based and 53,735 time-based restricted stock units (“RSUs”) to Scott K. Ginsburg, the Company’s Executive Chairman; (b) 168,666 performance-based and 56,222 time-based RSUs to Neil Nguyen, the Company’s President and Chief Executive Officer; (c) 38,463 performance-based and 38,464 time-based RSUs to Craig E. Holmes, the Company’s Chief Financial Officer; (d) 32,995 performance-based and 32,996 time-based RSUs to Andy Ellenthal, the Company’s Executive Vice President of Global Sales & Operations; and (e) 30,966 performance-based and 30,967 time-based RSUs to Sean N. Markowitz, the Company’s General Counsel and Corporate Secretary, all pursuant to the Company’s 2011 Incentive Award Plan (as amended, the “2011 Plan”). The Committee has increased the use of performance-based compensation to incentivize the Company’s executive officers with (i) 75% of long term incentive compensation and 100% of short term incentive compensation for Messrs. Ginsburg and Nguyen being performance-based and (ii) 50% of long term incentive compensation and 100% of short term incentive compensation for Messrs. Holmes, Ellenthal and Markowitz being performance-based. Each executive officer’s short term compensation is based 75% to 80% upon the achievement of corporate performance objectives (revenue and EBITDA) and the remainder upon individual performance.

Each of the time-based RSU awards will vest in three equal installments on each of the first three anniversaries of the date of grant, provided that the executive officer continues to be employed by, or provide services to, the Company through such vesting dates.  In addition, the RSUs shall vest on an accelerated basis upon the occurrence of any of the following events: (a) the executive’s death, (b) the executive’s disability (as such term is defined in the applicable employment agreement between the executive and the Company), or (c) upon the occurrence of (i) a termination of the executive’s employment by the Company without cause (as such term is defined in the executive’s employment agreement), (ii) a termination of the executive’s employment for good reason (as such term is defined in the executive’s employment agreement), (iii) to the extent applicable, the expiration of the stated employment period in the executive’s employment agreement following notice by the Company of its election not to renew the employment period pursuant to the executive’s employment agreement, or (iv) solely with respect to Messrs. Ginsburg and Nguyen, the executive’s Board-approved retirement, in each case, with respect to clauses (i) through (iv) above, to the extent such event occurs following a change in control (as defined in the 2011 Plan).

In the event that the aggregate fair market value of the total number of shares subject to the time-based RSUs granted on March 29, 2013 exceeds (a) 1.25% of the Company’s Adjusted EBITDA for 2013, with respect to each of Messrs. Ginsburg and Nguyen or (b) .47% of the Company’s Adjusted EBITDA for 2013, with respect to each of Messrs. Holmes, Ellenthal and Markowitz, the total number of shares eligible for vesting under such executive’s RSU award shall be automatically reduced and any excess shares subject to the RSUs shall terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company; provided, however, that in the event the shares subject to the RSUs vest on an accelerated basis pursuant to the preceding paragraph prior to December 31, 2013, this sentence shall not apply.

Each of the performance-based RSU awards will vest in three equal installments on each of the first three anniversaries of the date of grant if the Company achieves certain revenue and EBITDA growth targets, provided that the executive officer continues to be employed by, or provide services to, the Company through such vesting dates.  In addition, the performance-based RSUs shall vest on an accelerated basis upon the occurrence of any of the same events described above with respect to the time-based awards.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2013

DIGITAL GENERATION, INC.

By:	/s/ Sean N. Markowitz
Name:	Sean N. Markowitz
Title:	General Counsel

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